Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Bristow Group Announces Completion of Consent Solicitation for

its 8.75% Senior Secured Notes due 2023

HOUSTON, November 21, 2018 — Bristow Group Inc. (NYSE: BRS) (the “Company”) announced today that it has completed the previously announced solicitation of consents (the “Consent Solicitation”) from holders of its outstanding 8.75% Senior Secured Notes due 2023 (the “Notes”). In connection with the Consent Solicitation, the Company has entered into a supplemental indenture with respect to the indenture governing the Notes (the “Supplemental Indenture”) to reflect the proposed amendment (the “Proposed Amendment”) described in the Consent Solicitation Statement dated November 13, 2018, as amended by the Amendment No. 1 thereto dated November 15, 2018 (as amended, the “Consent Solicitation Statement”).

The Consent Solicitation expires at 5:00 p.m., New York City time, on November 21, 2018 (the “Expiration Date”). Prior to the Expiration Date, the Company had received the consent of holders of at least a majority in aggregate principal amount outstanding of the Notes (the “Requisite Consents”), and revocation rights had been terminated upon receipt of the Requisite Consents. The Company will pay a consent payment (the “Consent Payment”) in the aggregate amount of $1,750,000, to eligible holders of the Notes as of 5:00 p.m., New York City time, on November 12, 2018 (the “Record Date”) who validly delivered consents to the Proposed Amendment on or prior to the Expiration Date and did not revoke consents prior to the receipt of the Requisite Consents in the manner described in the Consent Solicitation Statement. The Company expects to deliver the Consent Payment to such holders substantially concurrently with the closing of the Company’s previously announced acquisition of Columbia Helicopters, Inc.

The Supplemental Indenture executed in connection with the completion of the Consent Solicitation became effective upon the execution and delivery thereof, but will become operative only upon the payment of the Consent Payment. Upon the Proposed Amendment becoming effective and operative, all holders of the Notes will be bound by the terms of the Supplemental Indenture, including those that did not give their consent. However, holders who did not deliver consents on or prior to the Expiration Date (or delivered consents but properly revoked them prior to the receipt of the Requisite Consents) will not receive the Consent Payment.

Questions concerning the terms of the Consent Solicitation should be directed to Jefferies, solicitation agent with respect to the Consent Solicitation, at (888) 708-5831 (toll-free within the U.S.) or (203) 708-6574; (212) 284-4611; or (203) 708-5967 (direct) or by email to jpalen@jefferies.com; jhix@jefferies.com; or atretner@jefferies.com, or Ipreo LLC, the information and tabulation agent for the Consent Solicitation, at (212) 849-3880 (banks and brokers) and (888) 593-9546 (all others, toll free).

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The Consent Solicitation was made solely by the Consent Solicitation Statement and was subject to the terms and conditions stated therein.

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading global industrial aviation services provider offering helicopter transportation, search and rescue (SAR) and aircraft support services, including maintenance, to government and civil organizations worldwide. Bristow has major transportation operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. For more information, visit bristowgroup.com.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Without limiting the generality of the foregoing, such forward-looking statements include statements regarding expectations regarding the Acquisition and the Consent Solicitation, including the timing and amount of the Consent Payment in connection therewith, the Proposed Amendment and the Supplemental Indenture. Actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Linda McNeill

Investor Relations

(713) 267-7622